                                                                    EXHIBIT 99.2




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                          AGREEMENT AND PLAN OF MERGER



                           Dated as of March 5, 1997,



                                     Among



                           PHILIP ENVIRONMENTAL INC.,


                             TARO AGGREGATES LTD.,


                           PHILIP/ATLAS MERGER CORP.,


                                      and


                                 ALLWASTE, INC.




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
                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
                                                        ARTICLE I

                                                        The Merger

SECTION 1.01.    The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.02.    Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.03.    Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 1.04.    Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.05.    Certificate of Incorporation and By-laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.06.    Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 1.07.    Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 1.08.    Corporate Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

                                                        ARTICLE II

                                        Effect of the Merger on the Capital Stock of the Constituent Corporations; Exchange
                                                     of Certificates

SECTION 2.01.    Effect on Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.02.    Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                       ARTICLE III

                                              Representations and Warranties

SECTION 3.01.    Representations and Warranties of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 3.02.    Representations and Warranties of Parent, Taro and Sub . . . . . . . . . . . . . . . . . . . . . . .  27

                                                        ARTICLE IV

                                        Covenants Relating to Conduct of Business

SECTION 4.01.    Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 4.02.    No Solicitation by the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45

                                                        ARTICLE V

                                                  Additional Agreements

SECTION 5.01.    Preparation of Form F-4 and the Proxy Statement; Company's Stockholders' Meeting and Parent's
                 Stockholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
SECTION 5.02.    Letter of the Company's Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 5.03.    Letter of Parent's Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 5.04.    Access to Information; Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 5.05.    Reasonable Efforts; Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 5.06.    Rights Agreements; Consequences if Rights Triggered  . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 5.07.    Company Employee Stock Options and Restricted Stock Grants . . . . . . . . . . . . . . . . . . . . .  52
SECTION 5.08.    Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 5.09.    Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 5.10.    Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 5.11.    Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
SECTION 5.12.    Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 5.13.    Gain Recognition Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 5.14.    Company Shareholder Tax Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 5.15.    Certificates of Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
SECTION 5.16.    Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 5.17.    Execution of Supplementary Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 5.18.    Pooling Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 5.19.    Restricted Shares and Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
SECTION 5.20.    Executive Severance Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 5.21.    Certain Incentive Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 5.22.    Allquest Enterprises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
SECTION 5.23.    Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 5.24.    SERP Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 5.25.    Parent Options . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

                                                        ARTICLE VI

                                                   Conditions Precedent

SECTION 6.01.    Conditions to Each Party's Obligation To Effect The Merger . . . . . . . . . . . . . . . . . . . . .  60
SECTION 6.02.    Conditions to Obligations of Parent, Taro and Sub  . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 6.03.    Conditions to Obligation of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                       ARTICLE VII

                                            Termination, Amendment and Waiver

SECTION 7.01.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 7.02.    Effect of Termination and Other Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 7.03.    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 7.04.    Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
SECTION 7.05.    Procedure for Termination, Amendment, Extension or Waiver  . . . . . . . . . . . . . . . . . . . . .  69

                                                       ARTICLE VIII

                                                    General Provisions

SECTION 8.01.    Nonsurvival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 8.02.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
SECTION 8.03.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
SECTION 8.04.    Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 8.05.    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 8.06.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
SECTION 8.07.    Entire Agreement; No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 8.08.    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 8.09.    Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
SECTION 8.10.    Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73


Exhibit A -- Form of Company Affiliate Letter
Exhibit B -- Form of Parent Affiliate Letter

                     Location of Defined Terms in Agreement


Term                                                                    Location in Agreement
----                                                                    ---------------------
"affiliate"                                                                    Section 8.03
"Agreement"                                                                    Preamble
"APB 16"                                                                       Section 5.18
"Certificate of Merger                                                         Section 1.03
"Certificates"                                                                 Section 2.02(b)
"Closing"                                                                      Section 1.02
"Closing Date"                                                                 Section 1.02
"Code"                                                                         Recitals
"Common Shares Trust"                                                          Section 2.02(e)(iii)
"Company"                                                                      Preamble
"Company Benefit Plans"                                                        Section 3.01(i)
"Company Capital Stock"                                                        Section 3.01(c)
"Company Common Stock"                                                         Recitals
"Company Disclosure Letter"                                                    Section 3.01(b)
"Company Designees"                                                            Section 1.06
"Company Employee Stock Options"                                               Section 3.01(c)
"Company Employee Stock Plans"                                                 Section 3.01(c)
"Company Material Adverse Effect"                                              Section 3.01(a)
"Company Notice"                                                               Section 4.02(a)
"Company Restricted Shares"                                                    Section 5.19
"Company Rights"                                                               Section 3.01(c)
"Company Rights Agreement"                                                     Section 3.01(c)
"Company SEC Documents"                                                        Section 3.01(e)
"Company Series One Preferred Stock"                                           Section 3.01(c)
"Company Significant Subsidiary"                                               Section 3.01(a)
"Company Stockholder Approval"                                                 Section 3.01(k)
"Company's Stockholders' Meeting"                                              Section 5.01(b)
"Company Stock Options"                                                        Section 5.19
"Company Subsidiary"                                                           Section 3.01(a)
"Company Superior Proposal"                                                    Section 4.02(a)
"Company Takeover Proposal"                                                    Section 4.02(a)
"Confidentiality Agreements"                                                   Section 5.04(a)
"Conversion Number"                                                            Recitals
"Convertible Debentures"                                                       Section 3.01(c)
"Convertible Notes                                                             Section 3.01(c)
"Contract"                                                                     Section 3.01(d)
"DGCL"                                                                         Section 1.01
"Effective Time of the Merger"                                                 Section 1.03
"Environmental Law"                                                            Section 3.01(q)(ii)
"ERISA"                                                                        Section 3.01(j)
"Excess Shares"                                                                Section 2.02(e)(ii)
"Exchange Act"                                                                 Section 3.01(d)





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

"Exchange Agent"                                                               Section 2.02(a)
"Exchange Fund"                                                                Section 2.02(a)
"Filed Company SEC Documents"                                                  Section 3.01(g)
"Filed Parent OSC Documents"                                                   Section 3.02(g)
"Form F-4"                                                                     Section 3.01(f)
"GAAP"                                                                         Recitals
"Governmental Entity"                                                          Section 3.01(d)
"Hazardous Substance"                                                          Section 3.01(q)(iii)
"HSR Act"                                                                      Section 3.01(d)
"Indemnified Party"                                                            Section 5.08(a)
"Indemnified Parties"                                                          Section 5.08(a)
"LSARs"                                                                        Section 4.01(a)(ii)
"Liens"                                                                        Section 3.01(b)
"Material Breach"                                                              Section 7.02(f)
"Maximum Premium"                                                              Section 5.08(b)
"Merrill Lynch"                                                                Section 3.02(j)
"Morgan Stanley"                                                               Section 3.01(l)
"MSE"                                                                          Section 3.01(d)
"NYSE"                                                                         Section 2.02(e)(ii)
"Options"                                                                      Section 3.01(c)
"OSC"                                                                          Section 3.01(d)
"Other Canadian Securities Authorities"                                        Section 3.02(d)
"Outside Date"                                                                 Section 7.01(b)(iii)
"Parent"                                                                       Preamble
"Parent Canadian Documents"                                                    Section 3.02(e)(ii)
"Parent Capital Stock"                                                         Section 3.02(c)
"Parent Common Stock"                                                          Recitals
"Parent Disclosure Letter"                                                     Section 3.02(a)
"Parent Material Adverse Effect"                                               Section 3.02(a)
"Parent OSC Documents"                                                         Section 3.02(e)(ii)
"Parent SEC Documents"                                                         Section 3.02(e)(i)
"Parent Significant Subsidiary"                                                Section 3.02(a)
"Parent Stockholder Approval"                                                  Section 3.02(i)
"Parent Stock Options"                                                         Section 3.02(c)
"Parent Subsidiary"                                                            Section 3.02(a)
"Parent's Stockholders' Meeting"                                               Section 5.01(c)
"Permits"                                                                      Section 3.01(d)
"person"                                                                       Section 8.03
"Primary Company Executives"                                                   Section 3.01(p)
"Proxy Statement"                                                              Section 3.01(d)
"SARs"                                                                         Section 4.01(a)
"SEC"                                                                          Section 3.01(a)
"Securities Act"                                                               Section 3.01(e)
"SERP"                                                                         Section 5.24
"Sub"                                                                          Preamble
"subsidiary"                                                                   Section 8.03
"Surviving Corporation"                                                        Section 1.01





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

"Taro"                                                                         Preamble
"Tax Returns"                                                                  Section 3.01(n)
"Taxes"                                                                        Section 3.01(n)
"Trustee"                                                                      Section 5.17
"TSE"                                                                          Section 3.01(d)





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
                 AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of March 5, 1997, among PHILIP ENVIRONMENTAL INC., an Ontario corporation ("Parent"), TARO AGGREGATES LTD., an Ontario corporation and wholly owned subsidiary of Parent ("Taro"), PHILIP/ATLAS MERGER CORP., a Delaware corporation and a wholly owned subsidiary of Taro ("Sub"), and ALLWASTE, INC., a Delaware corporation (the "Company").


                 WHEREAS the respective Boards of Directors of Parent, Taro, Sub and the Company have approved the merger of Sub into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), not owned directly or indirectly by Parent or the Company, will be converted into the right to receive 0.611 (as adjusted pursuant to Sections 2.01(d), the "Conversion Number") fully paid and nonassessable common shares, no par value, of Parent (the "Parent Common Stock") on the terms set forth herein;

                 WHEREAS Parent, Taro, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                 WHEREAS for United States Federal income tax purposes it is intended that the Merger qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

                 WHEREAS for accounting purposes, each of the parties hereto intends to use its reasonable efforts for the Merger be accounted for as a pooling of interests under United States generally accepted accounting principles ("GAAP").

                 NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                                   The Merger

                 SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time of the Merger (as defined in Section 1.03). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights, properties, liabilities and obligations of Sub in accordance with the DGCL. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger; provided, however, that such substitution has no adverse impact on the Company or its stockholders, including, without limitation, the satisfaction of the conditions set forth in Sections 6.02(d) and 6.03(c). In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such substitution.

                 SECTION 1.02. Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the third business day after satisfaction of the conditions set forth in Article VI, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, unless another time, date or place is agreed to in writing by the parties hereto.

                 SECTION 1.03. Effective Time of the Merger. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings, recordings or publications required under the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as the parties may agree and specify in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time of the Merger").

                 SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of Delaware Law, including
Section 259 of the DGCL.

                 SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                 (b) The Corrected By-laws of the Company as in effect immediately prior to the Effective Time of the Merger shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                 SECTION 1.06. Directors. (a) The Board of Directors of Parent shall take such action as may be necessary to cause Parent's Board of Directors following the Effective Time to include two members of the Board of Directors of the Company, such members to be designated by the mutual agreement of the respective chief executive officers of Parent and the Company (the "Company Designees"). All of the Company Designees shall serve in accordance with the Articles of Amalgamation and By-laws of Parent until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal, provided that Parent agrees to use its reasonable best efforts to nominate the Company Designees for reelection at the next Annual Meeting of Shareholders of Parent following the Closing.

                 (b) The individuals who are the directors of Sub immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation until thereafter they cease to be directors in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Surviving Corporation.

                 SECTION 1.07. Officers. The individuals who are the officers of the Company immediately prior to the Effective Time of the Merger shall be the officers of the Surviving Corporation until thereafter they cease to be officers in accordance with the DGCL and the Certificate of Incorporation and By-laws of the Surviving Corporation.

                 SECTION 1.08. Corporate Offices. Parent shall locate the Surviving Corporation's principal executive offices in Houston, Texas for at least one year following the Closing.


                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

                 SECTION 2.01. Effect on Capital Stock. As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

                 (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

                 (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company or by any wholly owned subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Sub or any other wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

                 (c) Conversion of Company Common Stock. Subject to Section 2.02(e), each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive the Conversion Number of fully paid and nonassessable shares of Parent Common Stock. As of the Effective Time of the Merger, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive upon the surrender of such certificates, certificates representing the shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.02(c) to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest.

                 (d) Adjustment of Conversion Number. In addition to any adjustment in the Conversion Number pursuant to Section 5.06, in the event of any split, combination or reclassification of any Parent Common Stock or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent Common Stock at any time during the period from the date of this Agreement to the Effective Time of the Merger, the Company and Parent shall make such adjustment to the Conversion Number as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

                 SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. Immediately following the Effective Time of the Merger, Parent shall deposit with The Bank of New York or such other bank or trust company as may be designated by Parent and the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time of the Merger, being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to mutually agreed instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01.

                 (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time of the Merger, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time of the Merger represented outstanding shares of Company Common Stock, other than shares to be canceled or retired in accordance with Section 2.01(b), (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II, cash in lieu of fractional shares of Parent Common Stock, and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, and cash in lieu of fractional shares of Parent Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(e), may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the certificate representing the appropriate number of whole shares of Parent Common Stock, cash in lieu of any fractional shares of Parent Common Stock and any dividends to the extent provided in Section 2.02(c) as contemplated by this
Section 2.02. No interest will be paid or will accrue on any cash payable in lieu of any fractional shares of Parent Common Stock.

                 (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

                 (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this
Article II, except as otherwise provided by law.

                 (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                 (ii) As promptly as practicable following the Effective Time of the Merger, the Exchange Agent shall determine the excess of (x) the number of shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.02(a) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of the Certificates pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). As soon as practicable after the Effective Time of the Merger, the Exchange Agent, as agent for the holders of the Certificates, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in paragraph (iii) of this Section 2.02(e).

                 (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Parent shall bear the cost of all related charges and fees of the Exchange Agent, commissions, transfer taxes and other out-of-pocket transaction costs. Until the proceeds of such sale or sales have been distributed to the holders of the Certificates, the Exchange Agent shall hold such proceeds in trust for the holders of the Certificates (the "Common Shares Trust"). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of a Certificate shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of a Certificate is entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of the Certificates are entitled.

                 (iv) As soon as practicable after the determination of the amount of cash to be paid to holders of Certificates in lieu of any fractional share interests, the Exchange Agent shall make available such amounts, without interest, to such holders of Certificates who have surrendered their Certificates in accordance with this Article II.

                 (f)  Termination of Exchange Fund and Common Shares Trust.
Any portion of the Exchange Fund and Common Shares Trust which remains undistributed to the holders of Certificates for six months after the Effective Time of the Merger shall be delivered to Parent, upon demand, and any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                 (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund or the Common Shares Trust delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any

Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                 (h) Investment of Exchange Fund and Common Shares Trust. The Exchange Agent shall invest any cash included in the Exchange Fund and Common Shares Trust, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.


                                  ARTICLE III

                         Representations and Warranties

                 SECTION 3.01. Representations and Warranties of the Company. The Company represents and warrants to Parent and Sub as follows:

                 (a) Organization, Standing and Corporate Power. Each of the Company and each Company Significant Subsidiary (as hereinafter defined) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of the Company and each of its subsidiaries (each a "Company Subsidiary") is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not (i) have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) prevent or materially delay the Company from performing its obligations under this Agreement (a "Company Material Adverse Effect"). The Company has made available to Parent complete and correct copies of its Amended and Restated Certificate of Incorporation and Corrected By-laws and, to the extent requested by Parent, the certificates of incorporation and by-laws or comparable organization documents of the Company Significant Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Company Significant Subsidiary" means any Company Subsidiary that constitutes a significant subsidiary of the Company within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"). The Company is not in violation of any provision of its Amended and Restated Certificate of Incorporation or Corrected By-laws, and no Company Subsidiary is in violation of any provisions of its certificate of incorporation, by-laws or comparable organizational documents, except to the extent that such violations would not, individually or in the aggregate, have a Company Material Adverse Effect.

                 (b) Company Subsidiaries. Section 3.01(b) of the letter from the Company, dated the date of this Agreement, addressed to Parent (the "Company Disclosure Letter") lists each Company Significant Subsidiary and the ownership or interest therein of the Company. All the outstanding shares of capital stock of each Company Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, by another subsidiary of the Company or by the Company and another Company Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests (collectively, "Liens"). Except for the capital stock of the Company Subsidiaries and except for the ownership interests set forth in
Section 3.01(b) of the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $5,000,000, in any person.

                 (c) Capital Structure. The authorized capital stock of the Company (the "Company Capital Stock") consists of 100,000,000 shares of Company Common Stock and

500,000 shares of preferred stock, par value $0.01 per share. Pursuant to a Certificate of Designation of Series One Junior Participating Preferred Stock, on August 2, 1996, the Board of Directors of the Company created a series of 100,000 shares of preferred stock designated as the "Series One Junior Participating Preferred Stock", par value $0.01 per share (the "Company Series One Preferred Stock"), which shares are issuable in connection with the rights to purchase shares of Company Series One Preferred Stock (the "Company Rights") that were issued pursuant to the Stockholder Rights Agreement dated as of August 5, 1996 (as amended from time to time, the "Company Rights Agreement"), between the Company and American Stock Transfer & Trust Company, as Rights Agent. At the close of business on March 3, 1997: (i) 36,373,522 shares of Company Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable, and no shares of Company Series One Preferred Stock, or of any other series of preferred stock of the Company, were outstanding; (ii) 3,476,207 shares of Company Common Stock were held by the Company in its treasury; (iii) 4,183,388 shares of Company Common Stock were issuable upon the exercise of outstanding employee or outside director stock options (the "Company Employee Stock Options") that were granted pursuant to the Company's Amended and Restated 1989 Replacement Non-Qualified Stock Option Plan and 948,634 shares of Company Common Stock were issuable upon the exercise of outstanding stock options under the Company's 1992 Limited Non-Qualified Stock Option Plan (together with each of the Company's Target 2000: One, Two, Four Plan, the Company's Interim Deferred Compensation Plan and the Company's Non-Employee Director Restricted Stock Plan, under which grants of restricted stock have been made, the "Company Employee Stock Plans"); (iv) 100,000 shares of Company Series One Junior Participating Preferred Stock were reserved for issuance in connection with the Company Rights; (v) 2,422,111 shares of Company Common Stock were reserved for issuance upon the conversion of the Company's 7 1/4% Convertible Subordinated Debentures due 2014 (the "Convertible Debentures"); and (vi) 1,295,385 shares of Company Common Stock were reserved for issuance upon the conversion of the Company's convertible subordinated notes, all of which were issued to former owners of certain acquired businesses (the "Convertible Notes"). Except as set forth above, at the close of business on March 3, 1997, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth above, there are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company must vote. Except as set forth above and except as set forth in Section 3.01(c) of the Company Disclosure Letter, as of the date of this Agreement, there are not any options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind (collectively, "Options") to which the Company or any Company Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary, or obligating the Company or any Company Subsidiary to issue, transfer, grant or sell any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such Options. All shares of Company Common Stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.01(c) of the Company Disclosure Letter, as of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary, or make any investment in excess of $500,000 (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

                 (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the Company Stockholder Approval (as defined in Section 3.01(k)), to consummate the transactions contemplated by this Agreement. The Board of Directors of the Company has duly approved this Agreement and the transactions contemplated by this Agreement, and has resolved to recommend to the Company's stockholders that they give the Company Stockholder Approval. The execution and delivery of this Agreement by the Company and the consummation by the

Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent, Taro and Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. Except as set forth in Section 3.01(d) of the Company Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, (i) the Amended and Restated Certificate of Incorporation or Corrected By-laws of the Company or the comparable organizational documents of any Company Subsidiary, (ii) any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written (a "Contract"), applicable to the Company or any Company Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Company Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any United States Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign, including Canada and its provinces (a "Governmental Entity"), is required by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (A) a proxy statement relating to the meetings of the Company's stockholders and, if required, the Parent's stockholders to be held in connection with the Merger and the transactions contemplated by this Agreement (as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 12 or 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) such filings with the NYSE, the Toronto Stock Exchange (the "TSE"), the Montreal Stock Exchange (the "MSE") and the Ontario Securities Commission (the "OSC") as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing of the Certificate of Merger with the Delaware Secretary of State, (v) those that may be required solely by reason of Parent's or Sub's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement and (vi) such other consents, approvals, orders, authorizations, registrations, declarations and filings, (x) as may be required under the laws of any foreign country in which the Company or any Company Subsidiary conducts any business or owns any property or assets, (y) as are set forth in Section 3.01(d) of the Company Disclosure Letter or (z) that, if not obtained or made, would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as set forth in Section 3.01(d) of the Company Disclosure Letter, the Company and the Company Subsidiaries possess all certificates, franchises, licenses, permits, authorizations and approvals issued to or granted by Governmental Entities (collectively, "Permits") necessary to conduct their business as such business is currently conducted, except for such Permits, the lack of possession of which would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.01(d) of the Company Disclosure Letter, (i) all such Permits are validly held by the Company or the Company Subsidiaries, and the Company and the Company Subsidiaries have complied in all respects with all terms and conditions thereof, except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits has not, and is not reasonably expected to have, a Company Material Adverse Effect, (ii) none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Merger, other than such Permits, the suspension, modification or nonrenewal of which, in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect and (iii) neither the Company nor any Company Significant Subsidiary has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication from or on behalf of any Governmental Entity that remains unresolved alleging (A) any violation of any such Permit or (B) that the Company or any Company Significant Subsidiary requires any Permit required for its business, as such business is currently conducted, that is not currently held by it, which violation of or failure to hold such permit would have a material adverse effect on the ability of the Company or any Company Significant Subsidiary to conduct its business.

                 (e) SEC Documents; Undisclosed Liabilities. (i) The Company has filed all required reports, forms and other documents with the SEC since January 1, 1995 (the "Company SEC Documents"). As of its date, each Company SEC Document complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents. None of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Company SEC Document.

                 (ii) The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents (as defined in Section 3.01(g)), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and the consolidated Company Subsidiaries or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, other than any such liabilities or obligations that were required to be set forth in the Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1996. None of the Company Subsidiaries is subject to the informational reporting requirements of Section 13 of the Exchange Act.

                 (f) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in
(i) the registration statement on Form F-4 (or such other form as deemed appropriate) to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form F-4") will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and Parent's stock-holders or at the time of the Company's Stockholders' Meeting (as defined in Section 5.01(b)) and the Parent's Stockholders' Meeting (as defined in Section 5.01(c)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference in the Proxy Statement.

                 (g) Absence of Certain Changes or Events. Except as set forth in Section 3.01(g) of the Company Disclosure Schedule or as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), from November 30, 1996 to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during the period from November 30, 1996, to the date of this Agreement:

                 (i) there has not been any event, change, effect or development which, individually or in the aggregate, has had or is, so far as reasonably can be foreseen, likely to have, a Company Material Adverse Effect;

                 (ii) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Company Capital Stock;

                 (iii) there has not been any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Company Capital Stock;

                 (iv) there has not been (A) any granting by the Company or any Company Subsidiary to any executive officer of the Company or any Company Subsidiary of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company or any Company Subsidiary to any such executive officer of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (C) any entry by the Company or any Company Subsidiary into any employment, severance or termination agreement with any such executive officer; and

                 (v) there has not been any change in accounting methods, principles or practices by the Company or any Company Significant Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in United States generally accepted accounting principles.

                 (h) Litigation. Except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Company Subsidiary having, or which would reasonably be expected to have, any Company Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending, or, to the knowledge of the Company, threatened, against the Company or any Company Subsidiary that, individually or in the aggregate, would reasonably be expected to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

                 (i) Absence of Changes in Benefit Plans. Except as disclosed in the Filed Company SEC Documents (and except as contemplated by this Agreement) or in Section 3.01(i) of the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Company SEC Documents and prior to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, "Company Benefit Plans").

                 (j) ERISA Compliance. Except as described in the Filed Company SEC Documents or in Section 3.01(j) of the Company Disclosure Letter or as would not have a Company Material Adverse Effect, individually or in the aggregate, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of the Company or any Company Subsidiary that are sponsored, maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither the Company nor any Company Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of the Company are any such liabilities or obligations expected to be incurred. Except as set forth in
Section 3.01(j) of the Company Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or in combination with another event) constitute an event under any benefit or compensation plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or compensation or obligation to fund benefits or compensation with respect to any employee. The only employment, severance or termination agreements or severance or termination plans, policies or arrangements applicable to the Company or the Company Subsidiaries are those specifically set forth in Section 3.01(j) of the Company Disclosure Letter.

                 (k) Voting Requirements. The approval and adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Stockholder Approval") is the only vote of the holders of any class or series of Company Capital Stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                 (l) Brokers; Schedule of Fees and Expenses. Morgan Stanley & Co. Incorporated ("Morgan Stanley") is the only broker, investment banker, financial advisor or other person entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. A copy of Morgan Stanley's engagement letter with the Company has been delivered to Parent.

                 (m) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinion of Morgan Stanley, dated the date of this Agreement, that, as of such date, the Conversion Number is fair from a financial point of view to the Company's stockholders, a signed copy of which has been delivered to Parent.

                 (n) Taxes. (i) The Company and each Company Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Merger. All such material Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

                 (ii) The Company and each Company Subsidiary have paid (or have had paid on their behalf) or, where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse) or will establish or cause to be established on or before the Effective Time of the Merger an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Effective Time of the

         Merger, except where the failure to pay or establish adequate reserves has not had and would not reasonably be expected to have a Company Material Adverse Effect.

            (iii) No deficiencies for any material Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such material Taxes are pending. The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Tax Returns are not currently being examined for years prior to the year ended August 31, 1992 and the statute of limitations has run for years prior to August 31, 1992.

                 (iv) The Company has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                 (v) There are no material Liens for Taxes upon the assets of the Company except Liens for Taxes not yet due.

                 (vi) There are no material United States federal, state, local or foreign audits or other administrative proceedings or court proceedings presently pending with regard to any Taxes or Returns of the Company.

                 (vii) Except as set forth in Section 3.02(n)(vii) of the Company Disclosure Letter, the Company is not a party to any agreement or arrangement (written or oral) providing for the allocation or sharing of Taxes.

                 (viii) The Company has not filed a consent pursuant to Section 341(f)(2) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

                 (ix) The Company is a corporation within the meaning of Section 7701(a)(3) of the Code.

                 (x) For purposes of this Agreement, the following terms shall have the following meanings:

                          (A) "Taxes" shall mean all United States and Canadian Federal, state, provincial, territorial, local and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto.

                          (B) "Tax Returns" shall mean all United States and Canadian Federal, state, provincial, territorial, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended tax return relating to Taxes.

                 (o) Compliance with Laws. Except as reflected in the Company Disclosure Letter, neither the Company nor any Company Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

                 (p) No Excess Parachute Payments. Other than payments that may be made to the persons listed in Section 3.01(p) of the Company Disclosure Letter (the "Primary Company Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement (whether alone or in combination with a qualifying termination of employment) by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). Set forth in Section 3.01(p) of the Company Disclosure Letter is (i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the trans-actions contemplated by this Agreement under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect (together with a qualifying termination of employment); and (ii) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

                 (q) Environmental Matters. (i) Except as disclosed in the Company SEC Documents or as set forth in Section 3.01(q) of the Company Disclosure Letter, (A) the Company and the Company Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws and are currently in compliance with all such laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (B) none of the properties currently or formerly owned or operated by the Company or any Company Subsidiaries contains any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws, (C) neither the Company nor any Company Subsidiaries has received any notices, demand letters or requests for information from any Governmental Entity or third party indicating that the Company or any Company Subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, including, without limitation, liability relating to sites not owned or operated by the Company or any Company Subsidiary, (D) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings, pending or threatened, against the Company or any Company Subsidiaries relating to any violation of or liability under, or alleged violation of or liability under, any Environmental Law, (E) all reports that are required to be filed by the Company or any Company Subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law have been so filed, (F) no Hazardous Substance has been disposed of, released or transported in violation of or under circumstances that could create liability under any applicable Environmental Law from any properties owned by the Company or any Company Subsidiaries as a result of any activity of the Company or any Company Subsidiaries during the time such properties were owned, leased or operated by the Company or any Company Subsidiaries, (G) neither the Company, any of the Company Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, except for violations of the foregoing clauses (A) through (G) that, singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, and (H) the Company has provided Parent with each environmental audit, test or analysis performed within the last three years of any property currently or formerly owned or operated by the Company or any Company Subsidiary (x) which involves any condition of environmental impairment which would give rise to a Company Material Adverse Effect and (y) of which the Company has knowledge.

                 (ii) As used herein, "Environmental Law" means any United States or Canadian Federal, provincial, territorial, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the Closing Date. The term "Environmental Law" includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal Act and the Federal Toxic Substances Control Act, the Federal Insecti-cide, Fungicide and Rodenticide Act, and the Federal Occupational Safety and Health Act of 1970, each as amended and as in effect on the Closing Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

                 (iii) As used herein, "Hazardous Substance" means any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated byphenyls.

                 (r) State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement, the provisions of Section 203 of the DGCL. To the best of the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or any of the transactions contemplated by this Agreement.

                 (s) Rights Agreement. The Company has taken and will take all necessary action to (i) render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and (ii) ensure that (x) neither Parent nor any of its affiliates shall become an Acquiring Person (as defined in the Company Rights Agreement) as a result of the transactions contemplated hereby, (y) none of a Distribution Date, Shares Acquisition Date or Section 13 Event (each as de-fined in the Company Rights Agreement) shall occur by reason of the approval, execution or delivery of this Agreement, the announcement or consummation of the Merger or the consummation of any of the other transactions contemplated by this Agreement and (z) the Company Rights shall expire immediately prior to the Effective Time of the Merger.

                 SECTION 3.02. Representations and Warranties of Parent, Taro and Sub. Parent, Taro and Sub represent and warrant to the Company as follows:

                 (a) Organization, Standing and Corporate Power. Each of Parent, Taro, Sub and each Parent Significant Subsidiary (as hereinafter defined) is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite power and authority to carry on its business as now being conducted. Each of Parent, Taro, Sub and each of Parent's subsidiaries (each a "Parent Subsidiary") is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified (individually or in the aggregate) would not (i) have a material adverse effect on the business, properties, condition (financial or otherwise) or results of operations of Parent and the Parent Subsidiaries, taken as a whole, or (ii) prevent or materially delay Parent from performing its obligations under this Agreement (a "Parent Material Adverse Effect"). Parent has made available to the Company complete and correct copies of its Articles of Amalgamation and By-laws, the Certificate of Incorporation and By-Laws of Taro, the Certificate of Incorporation and By-Laws of Sub and, to the extent requested by the Company, the certificates of incorporation and by-laws or comparable organizational documents of the Parent Significant Subsidiaries, in each case as amended to the date of this Agreement. For purposes of this Agreement, a "Parent Significant Subsidiary" means the Parent Subsidiaries set forth in Section 3.02(a) of the letter from Parent, dated the date of this Agreement, addressed to the Company (the "Parent Disclosure Letter"). Parent has no subsidiaries that constitute a significant subsidiary of Parent within the meaning of Rule 1-02 of Regulation S-X of the SEC other than those set forth in Section 3.02(a) of the Parent Disclosure Letter. Parent is not in violation of any provision of its Articles of Amalgamation or By-laws, neither Taro nor Sub is in violation of its certificate of incorporation or by-laws, and no Parent Subsidiary is in violation of any provisions of its certificate of incorporation, by-laws or comparable organizational documents, except to the extent that such violations would not, individually or in the aggregate, have a Parent Material Adverse Effect.

                 (b) Parent Subsidiaries. Section 3.02(b) of the Parent Disclosure Letter lists each Parent Significant Subsidiary and the ownership or interest therein of Parent. All the outstanding shares of capital stock of each Parent Significant Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 3.02(b) of the Parent Disclosure Letter, are owned by Parent, by another subsidiary of Parent or by Parent and another Parent Subsidiary, free and clear of all Liens. Except for the capital stock of the Parent Subsidiaries and except for the ownership interests set forth in Section 3.02(b) of the Parent Disclosure Letter or in the Parent OSC Documents (as defined in Section 3.02(e)(ii)), Parent does not own, directly or indirectly, any capital stock or other ownership interest, with a fair market value as of the date of this Agreement greater than $15,000,000, in any person.

                 (c) Capital Structure. The authorized capital stock of Parent (the "Parent Capital Stock") consists of an unlimited number of shares of Parent Common Stock. At the close of business on February 28, 1997: (i) 71,498,847 shares of Parent Common Stock were outstanding, all of which were validly issued, fully paid and nonassessable; and (ii) 5,243,535 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding stock options (the "Parent Stock Options") pursuant to plans or arrangements previously described to the Company. Except as set forth above, at the close of business on February 28, 1997, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. Except as set forth above, there are not any bonds, debentures, notes or other indebtedness of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent must vote. Except as set forth above and except as set forth in Section 3.02(c) of the Parent Disclosure Letter, as of the date of this Agreement, there are not any Options to which Parent or any Parent Subsidiary is a party or by which any of them is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, or obligating Parent or any Parent Subsidiary to issue, transfer, grant or sell any shares of capital stock or other equity interests in, or securities convertible or exchangeable for any capital stock or other equity interests in, Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue, grant, extend or enter into any such Options. All shares of Parent Common Stock that are subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. All shares of Parent Common Stock that are subject to issuance pursuant to the Merger, upon issuance pursuant to this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.02(c) of the Parent Disclosure Letter, as of the date of this Agreement, there are not any outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any Parent Subsidiary, or make any investment in excess of $500,000 (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other person. As of the date of this Agreement, the authorized capital stock of Sub consists of 100 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

                 (d) Authority; Noncontravention. Parent, Taro and Sub have all requisite corporate power and authority to enter into this Agreement and, subject to the Parent Stockholder Approval (as defined in Section 3.02(j)), to consummate the transactions contemplated by this Agreement. The Board of Directors of Parent has approved this Agreement and the transactions contemplated by this Agreement, and has resolved to recommend to Parent's stockholders that they give the Parent Stockholder Approval, if required. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, in each case by Parent or by Parent, Taro and Sub, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent, Taro and Sub, subject to the Parent Stockholder Approval. This Agreement has been duly executed and delivered by Parent, Taro and Sub, respectively, and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Parent, Taro and Sub, respectively, enforceable against each such party in accordance with its terms. Except as set forth in Section 3.02(d) of the Parent Disclosure Letter, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of consent, termination, purchase, cancellation or acceleration of any obligation or to loss of any property, rights or benefits under, or result in the imposition of any additional obligation under, or result in the creation of any Lien upon any of the properties or assets of Parent, Taro, Sub or any other Parent Subsidiary under, (i) Articles of Amalgamation or By-laws of Parent, the articles or certificates of incorporation and by-laws of Taro or Sub, or the comparable organizational documents of any Parent Subsidiary, (ii) any Contract applicable to Parent, Taro, Sub or any other Parent Subsidiary or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Taro, Sub or any other Parent Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or Liens that individually or in the aggregate would not have a Parent Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Taro, Sub or any other Parent Subsidiary in connection with the execution and delivery of this Agreement by Parent, Taro or Sub, as the case may be, or the consummation by Parent, Taro or Sub, as the case may be, of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent under the HSR Act, (ii) such filings as may be required to obtain approvals under premerger notification provisions of the Competition Act (Canada), (iii) the filing with the SEC of (A) the Form F-4 and the Proxy Statement and (B) such reports under
Section 13(a) of the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iv) the filing with the Ontario Securities Commission (the "OSC") and other relevant Canadian securities regulatory authorities (the "Other Canadian Securities Authorities") of (A) the Proxy Statement and (B) such reports under Section 75(2) of the Securities Act (Ontario)and other Canadian securities laws, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (v) such filings with the NYSE, the TSE and the MSE as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (vi) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other jurisdictions in which Parent is qualified to do business, (vii) those that may be required solely by reason of the Company's (as opposed to any other third party's) participation in the Merger and the other transactions contemplated by this Agreement and (viii) such other consents, approvals, orders, authorizations, registrations, declarations and filings, (x) as may be required under the laws of any foreign country in which Parent or any Parent Subsidiary conducts any business or owns any property or assets, (y) as are set forth in Section 3.02(d) of the Parent Disclosure Letter or (z) that, if not obtained or made, would not, individually or in the aggregate, have a Parent Material Adverse Effect. Except as set forth in Section 3.02(d) of the Parent Disclosure Letter, Parent and the Parent Subsidiaries possess all Permits necessary to conduct their business as such business is currently conducted, except for such Permits, the lack of possession of which would not reasonably be expected to have, a Parent Material Adverse Effect. Except as set forth in
Section 3.02(d) of the Parent Disclosure Letter, (i) all such Permits are validly held by Parent or the Parent Subsidiaries, and Parent and the Parent Subsidiaries have complied in all respects with all terms and conditions thereof, except for such instances where the failure to validly hold such Permits or the failure to have complied with such Permits has not, and is not reasonably expected to have, a Parent Material Adverse Effect, (ii) none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the

Merger, other than such Permits the suspension, modification or nonrenewal of which, in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect and (iii) since December 31, 1995, neither Parent nor any Parent Subsidiary has received any written warning, notice, notice of violation or probable violation, notice of revocation, or other written communication that could have a Parent Material Adverse Effect from or on behalf of any Governmental Entity that remains unresolved, alleging
(A) any violation of such Permit or (B) that Parent or any Parent Subsidiary requires any Permit required for its business, as such business is currently conducted, that is not currently held by it which violation of or failure to hold such permit would have a material adverse effect on the ability of Parent or any Parent Subsidiary to conduct its business.

                 (e) Publicly Filed Documents; Undisclosed Liabilities. (i) Parent has filed all required reports, forms, and other documents with the SEC since January 1, 1995 (the "Parent SEC Documents"). As of its date, each Parent SEC Document complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, applicable to such Parent SEC Documents. None of the Parent SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent SEC Document.

                 (ii) Since January 1, 1995, Parent has filed all required reports, forms, and other documents with the OSC (the "Parent OSC Documents") and with Other Canadian Securities Authorities (collectively with the Parent OSC Documents, the "Parent Canadian Documents"). As of its date, each Parent Canadian Document complied in all material respects with the requirements of the Securities Act (Ontario) and other relevant Canadian securities laws and the regulations and policy statements of the OSC and the Other Canadian Securities Authorities promulgated thereunder, applicable to such Parent Canadian Docu-ments. None of the Parent Canadian Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such statements have been modified or superseded by a later filed Parent Canadian Document.

                 (iii) The consolidated financial statements of Parent included in the Parent OSC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the OSC with respect thereto, have been prepared in accordance with the accounting principles generally accepted in Canada (except, in the case of unaudited statements, applied on a consistent basis during the periods indicated (except as may be indicated in the notes thereto)) and fairly present the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the respective periods indicated therein (subject, in the case of unaudited statements, to normal year-end audit adjustments). The audited consolidated financial statements and unaudited interim consolidated financial statements of Parent included in the Parent OSC Documents have been prepared in accordance with Canadian generally accepted accounting principles and have been reconciled to United States generally accepted accounting principles through a note reconciliation described in the audited financial statements, in each case applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended, in the case of the unaudited interim financial statements, to normal year-end and audit adjustments (including reconciliation of Canadian generally accepted accounting principles to United States generally accepted accounting principles) and any other adjustments described therein.

                 (iv) Except as set forth in the Filed Parent OSC Documents (as defined in Section 3.02(g)), neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by the applicable generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and the consolidated Parent Subsidiaries or in the notes thereto and which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. None of the Parent Subsidiaries is subject to the informational reporting requirements of the Securities Act (Ontario), other Canadian securities laws or the Exchange Act.

                 (f) Information Supplied. None of the information supplied or to be supplied by Parent, Taro or Sub for inclusion or incorporation by reference in (i) the Form F-4 will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date the Proxy Statement is first mailed to the Company's stockholders and Parent's stockholders or at the time of the Company's Stockholders' Meeting and the Parent's Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form F-4 will comply as to form in all material respects with the requirements of the Securities Act and Exchange Act and the rules and regulations promulgated thereunder, except that no representation or warranty is made by Parent, Taro or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form F-4.

                 (g) Absence of Certain Changes or Events. Except as disclosed in the Parent OSC Documents (the "Filed Parent OSC Documents") filed and publicly available prior to the date of this Agreement, or as set forth in Section 3.02(g) of the Parent Disclosure Letter, from September 30, 1996 to the date of this Agreement, Parent has conducted its business only in the ordinary course, and during the period from September 30, 1996, to the date of this Agreement:

                 (i) there has not been any event, change, effect or development which, individually or in the aggregate, has had or, so far as reasonably can be foreseen, is likely to have, a Parent Material Adverse Effect;

                 (ii) there has not been any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any shares of Parent Capital Stock;

                 (iii) there has not been any split, combination or reclassification of any Parent Capital Stock or any issuance or the authorization of any issuance of any other securities in exchange or in substitution for shares of Parent Capital Stock; and

                 (iv) there has not been any change in accounting methods, principles or practices by Parent or any Parent Significant Subsidiary materially affecting its assets, liabilities or business, except insofar as may have been required by a change in Canadian generally accepted accounting principles.

                 (h) Litigation. Except as disclosed in the Filed Parent OSC Documents or in Section 3.02(h) of the Parent Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary (and Parent does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect, and there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Parent Subsidiary having, or which, insofar as reasonably can be foreseen, in the future would have, any Parent Material Adverse Effect. As of the date of this Agreement, except as disclosed in the Filed Parent OSC Documents or in Section 3.02(h) of the Parent Disclosure Letter, there is no suit, action or proceeding pending, or, to the knowledge of Parent, threatened, against Parent or any Parent Subsidiary (and Parent does not have any reasonable basis to expect any such suit, action or proceeding to be commenced) that, individually or in the aggregate, would reasonably be expected to prevent or delay in any material respect the consummation of the Merger or the transactions contemplated by this Agreement.

                 (i) ERISA Compliance. Except as described in the Filed Parent OSC Documents or as would not have a Parent Material Adverse Effect, individually or in the aggregate, (i) all employee benefit plans or programs maintained for the benefit of the current or former employees or directors of the Parent or any Parent Subsidiary that are sponsored, maintained or contributed to by Parent or any Parent Subsidiary, or with respect to which Parent or any Parent Subsidiary has any liability, including any such plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, are in compliance with all applicable requirements of law, including ERISA and the Code, and (ii) neither Parent nor any Parent Subsidiary has any liabilities or obligations with respect to any such employee benefit plans or programs, whether accrued, contingent or otherwise, nor to the knowledge of Parent are any such liabilities or obligations expected to be incurred. Except as set forth in Section 3.02(i) of the Parent Disclosure Letter, the execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or in combination with another event) constitute an event under any benefit or compensation plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or compensation or obligation to fund benefits or compensation with respect to any employee.

                 (j) Voting Requirements. The approval and adoption by Parent's stockholders of the issuance of shares of Parent Common Stock pursuant to the Merger ("Parent Stockholder Approval") as required by NYSE Rule 312.03(c) is the only vote of the holders of any class or series of Parent Capital Stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

                 (k) Brokers; Schedule of Fees and Expenses. Merrill Lynch & Co. ("Merrill Lynch") is the only broker, investment banker, financial advisor or other person entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

                 (l) Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Merrill Lynch, dated the date of this Agreement, to the effect that, as of such date, the Conversion Number is fair from a financial point of view to Parent, a signed copy of which opinion has been delivered to the Company.

                 (m) Taxes. (i) Parent and each Parent Subsidiary have timely filed (or have had timely filed on their behalf) or will file or cause to be timely filed, all material Tax Returns required by applicable law to be filed by any of them prior to or as of the Effective Time of the Merger. All such material Tax Returns are, or will be at the time of filing, true, complete and correct in all material respects.

                 (ii) Parent and each Parent Subsidiary have paid (or have had paid on their behalf) or, where payment is not yet due, have established (or have had established on their behalf and for their sole benefit and recourse) or will establish or cause to be established on or before the Effective Time of the Merger an adequate accrual for the payment of all Taxes due with respect to any period ending prior to or as of the Effective Time of the Merger, except where the failure to pay or establish adequate reserves has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

                 (iii) Except as set forth in Section 3.02(m) of the Parent Disclosure Letter, no deficiencies for any material Taxes have been proposed, asserted or assessed against Parent or any Parent Subsidiary, and no requests for waivers of the time to assess any such material Taxes are pending.

                 (iv) Parent has no reason to believe that any conditions exist or any conditions or intentions will exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                 (n) Compliance with Laws. Except as reflected in the Parent Disclosure Letter, neither Parent nor any Parent Subsidiary has violated or failed to comply with any statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.

                 (o) Environmental Matters. (i) Except as disclosed in the Parent OSC Documents, (A) Parent and the Parent Subsidiaries have conducted their respective businesses in compliance with all applicable Environmental Laws and are currently in compliance with all such laws, including, without limitation, having all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (B) none of the properties currently or formerly owned or operated by Parent or any Parent Subsidiaries contains any Hazardous Substance in amounts exceeding the levels permitted by applicable Environmental Laws, (C) neither Parent nor any Parent Subsidiaries has received any notices, demand letters or requests for information from any Governmental Entity or third party indicating that Parent or any Parent Subsidiaries may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of their businesses, including, without limitation, liability relating to sites not owned or operated by Parent or any Parent Subsidiary, (D) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or proceedings, pending or threatened, against Parent or any Parent Subsidiaries relating to any violation of or liability under, or alleged violation of or liability under, any Environmental Law, (E) all reports that are required to be filed by Parent or any Parent Subsidiaries concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law have been so filed, (F) no Hazardous Substance has been disposed of, released or transported in violation of or under circumstances that could create liability under any applicable Environmental Law from any properties owned by Parent or any Parent Subsidiaries as a result of any activity of Parent or any Parent Subsidiaries during the time such properties were owned, leased or operated by Parent or any Parent Subsidiaries,
(G) neither Parent, any of Parent Subsidiaries nor any of their respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law; except for violations of the foregoing clauses (A) through
(G) that, singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect, and (H) Parent has provided the Company with each environmental audit, test or analysis performed within the last three years of any property currently or formerly owned or operated by Parent or any Parent Subsidiary (x) which involves any condition of environmental impairment which would give rise to a Parent Material Adverse Effect and (y) of which Parent has knowledge.

                 (p) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV

                   Covenants Relating to Conduct of Business

                 SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. Except as otherwise expressly contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Disclosure Letter, during the period from the date of this Agreement to the Effective Time of the Merger, the Company shall, and shall cause the Company Subsidiaries to, unless Parent shall otherwise agree in writing, carry on their respective businesses in the usual and ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, except as expressly contemplated by this Agreement or as set forth in Section 4.01(a) of the Company Disclosure Letter, or otherwise approved in writing by Parent, the Company shall not, and shall not permit any Company Subsidiary to:

                 (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock and dividends and distributions by a direct or indirect wholly owned Company Subsidiary to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                 (ii) issue, deliver, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, any phantom stock options, or any restricted stock, performance units, performance shares, stock appreciation rights ("SARs") or limited stock appreciation rights ("LSARs") (other than (x) the issuance of shares of Company Common Stock (and associated Company Rights) upon the exercise of Company Employee Stock Options outstanding on the date of this Agreement and in accordance with their present terms, (y) the issuance of Company Capital Stock pursuant to the Company Rights Agreement and (z) the issuance of shares of Common Stock upon the conversion of Convertible Debentures and Convertible Notes) and, in the case of Company Employee Stock Options, the issuance of Company Common Stock (and associated Company Rights) upon the exercise thereof, but only if and to the extent that the terms of such Company Employee Stock Options provide that the consummation by the Company of the transactions contemplated by this Agreement will not result in the acceleration of vesting or the exercisability of such Company Employee Stock Options;

                 (iii) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

                 (iv) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole;

                 (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any assets of the Company or the Company Subsidiaries other than (A) sales and dispositions of interests or rights with respect to property having an aggregate fair market value on the date of this Agreement of less than $5,000,000, in each case only if in the ordinary course of business consistent with past practice, (B) encumbrances and Liens that are incurred in the ordinary course of business consistent with past practice and (C) assets of the Company set forth in Section 4.01(a)(v) to the Company Disclosure Letter;

                 (vi) (y) incur any indebtedness for borrowed money, guarantee any indebtedness for borrowed money of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or

         (z) make any loans, advances (other than any advances to employees in the ordinary course of business consistent with prior practice) or capital contributions to, or investments in, any other person, other than to the Company or any direct or indirect wholly owned Company Subsidiary;

                 (vii) make or agree to make any new capital expenditure or expenditures that, in the aggregate, are above the aggregate amount currently budgeted by the Company, as disclosed in Section 4.01(a) of the Company Disclosure Letter;

                 (viii) make any material Tax election or settle or compromise any material Tax liability or refund, except to the extent already provided for in the Filed Company SEC Documents;

                 (ix) except pursuant to existing employment agreements or as required by applicable laws, (A) increase the compensation payable or to become payable to its executive officers or employees, (B) grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, executive officer or employee of the Company or any Company Subsidiary (other than in accordance with Company Benefit Plans as in effect on the date of this Agreement) or (C) establish, adopt, enter into or amend in any material respect or take any action to accelerate any rights or benefits under any collective bargaining agreement or Company Benefit Plan; provided, however, that changes pursuant to clauses (A) and (B) above may only be made in the ordinary course of business consistent with past practice; and, provided further, that such changes may not be made with respect to any executive officer of the Company or any member of the Company's Management Council;

                 (x) without limiting the generality of clause (ix) above, make any amendment to any Company Employee Stock Plan as a result of this Agreement or in contemplation of the Merger;

                 (xi) terminate or amend on terms less favorable to the Company any agreement filed as an exhibit to any Company SEC Document; or

                 (xii) authorize any of, or commit or agree to take any of, the foregoing actions.

                 (b) Conduct of Business by Parent. Except as expressly contemplated by this Agreement or as set forth in Section 4.01(b) of the Parent Disclosure Letter, during the period from the date of this Agreement to the Effective Time of the Merger, Parent shall, and shall cause the Parent Subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Merger, except as expressly contemplated by this Agreement or as set forth in
Section 4.01(b) of the Parent Disclosure Letter, or otherwise approved by the Company, Parent shall not, and shall not permit any Parent Subsidiary to:

                 (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock and dividends and distributions by a direct or indirect wholly owned Parent Subsidiary to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of Parent Common Stock;

                 (ii) issue, deliver or sell any shares of its capital stock or any other voting securities or any securities convertible into or exchangeable for, any such shares, voting securities or convertible securities (other than the issuance of shares of Parent Common Stock or other Parent securities with respect to (A) the permitted acquisitions set forth in Section 4.01(b) of the Parent Disclosure Letter, (B) acquisitions otherwise allowed pursuant to subparagraph (iii) below which utilize shares of

         Parent Common Stock or other Parent securities, (C) upon the exercise of Parent Stock Options or other options, SARs, LSARs or similar rights granted or issued pursuant to Parent benefit plans, (D) upon the lapsing of restricted stock issued pursuant to Parent benefit plans or (E) the granting of options after the date hereof in the ordinary course of business under Parent's employee plans as amended from time to time);

                 (iii) acquire or agree to acquire (x) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other business organization or division thereof or (y) any assets that, in the case of the foregoing clauses (x) and (y), individually or in the aggregate, exceed a purchase price of $150,000,000 (including indebtedness assumed or refinanced in connection therewith), provided, however, that this limitation shall not apply with respect to the permitted acquisitions set forth in Section 4.01(b) of the Parent Disclosure Letter and capital expenditures provided for in Parent's 1997 budget;

                 (iv) incur any indebtedness for borrowed money or issue or sell any debt securities or warrants or other rights to acquire debt securities of Parent, except for short term borrowings incurred in the ordinary course of business consistent with past practice, borrowings incurred in connection with acquisition opportunities described in Section 4.01(b) of the Parent Disclosure Letter and borrowings up to the limits provided for under Parent's outstanding credit agreements (or any replacement credit agreements which may be substituted therefor); or

                 (v) file any registration statement or any Canadian equivalent thereto contemplating a secondary offering by one or more of Parent's stockholders, except pursuant to existing contractual arrangements.

                 (c) Other Actions. Except as expressly permitted by this Agreement, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

                 (d) Advice of Changes. The Company and Parent shall promptly advise the other party orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, would have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

                 SECTION 4.02. No Solicitation by the Company. (a) The Company shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary to, directly or indirectly through another person,
(i) solicit, initiate or encourage (including by way of furnishing information to facilitate inquiries), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Company Takeover Proposal (as defined below) or (ii) participate in any discussions or negotia-tions regarding any Company Takeover Proposal; provided, however, that if, the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Company Takeover Proposal (as defined below) which was not solicited by it or which did not otherwise result from a breach of this Section 4.02(a), and subject to providing prior written notice of its decision to take such action to Parent (the "Company Notice") and compliance with Section 4.02(c), so long as the Company's Board of Directors further determines in good faith, based on the advice of its financial advisor, that such Company Takeover Proposal has a reasonable likelihood of resulting in a Company Superior

Proposal, (x) furnish information with respect to the Company and its subsidiaries to any person making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such Company Takeover Proposal. For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of the Company and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement. Except as otherwise permitted in Section 4.01 of the Company Disclosure Letter, the Company shall, and shall cause each Company Subsidiary to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by the Company, any Company Subsidiary or any officer, director or employee of, or investment banker, attorney, accountant or other advisor or representative of, the Company or any Company Subsidiary, with any parties conducted heretofore with respect to any of the foregoing. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Company Common Stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Direc-tors of the Company, is reasonably capable of being obtained by such third party.

                 (b) Subject to Section 5.01(d), neither the Board of Directors of the Company nor any committee thereof shall (i) approve or recommend, or propose to approve or recommend, any Company Takeover Proposal or
(ii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal.

                 (c) The Company promptly shall advise Parent orally and in writing of the receipt of any Company Takeover Proposal and of the receipt of any inquiry with respect to or which the Company reasonably believes could lead to any Company Takeover Proposal. The Company promptly shall advise Parent orally and in writing of the identity of the person making any such Company Takeover Proposal or inquiry.

                 (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board or Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its fiduciary duties to the Company or its stockholders or its obligations under applicable law.


                                   ARTICLE V

                             Additional Agreements

                 SECTION 5.01. Preparation of Form F-4 and the Proxy Statement; Company's Stockholders' Meeting and Parent's Stockholders' Meeting.
(a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form F-4, in which the Proxy Statement shall be included as part of the prospectus. Each of the Company and Parent shall use reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of the Company and Parent shall use reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders and, if required, Parent's stockholders, respectively, as promptly as practicable after the Form F-4 is declared effective under the Securities Act. Parent shall also take any action required to be taken under any applicable state securities or "blue sky" laws or Canadian securities laws in connection with the issuance of Parent Common Stock pursuant to the Merger, and the Company shall furnish all information concerning the Company and the holders of the Company Common Stock and rights to acquire Company Common Stock pursuant to the Company Employee Stock Plans as may be reasonably requested in connection with any such action.

                 (b) The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company's Stockholders' Meeting") for the purpose of obtaining the Company Stockholder Approval. The Company shall, through its Board of Directors, recommend to its stockholders that they give the Company Stockholder Approval unless otherwise determined by the Board of Directors of the Company in good faith, after consultation with outside counsel, as necessary in order to comply with its fiduciary duties to the Company and its stockholders under applicable law. Parent shall vote or cause to be voted any shares of Company Capital Stock owned of record by Parent or any Parent Subsidiary in favor of the Company Stockholder Approval.

                 (c) Parent shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "Parent's Stockholders' Meeting") for the purpose of obtaining the Parent Stockholder Approval. Parent shall, through its Board of Directors, recommend to its stockholders that they give the Parent Stockholder Approval unless otherwise determined by the Board of Directors of Parent in good faith, after consultation with outside counsel, as necessary in order to comply with its fiduciary duties to Parent and its stockholders under applicable law. The Company shall vote or cause to be voted any shares of Parent Capital Stock owned of record by the Company or any Company Subsidiary in favor of the Parent Stockholder Approval.

                 (d) The Board of Directors of the Company shall be permitted to (i) withdraw or modify in a manner adverse to Parent its recommendation to the Company's stockholders that they give the Company Stockholder Approval or
(ii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Company Takeover Proposal, if the Company's Board of Directors determines in good faith, after consultation with its outside counsel and its financial advisors, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law.

                 (e) Notwithstanding any provision in the Agreement to the contrary, prior to exercising its right to terminate pursuant to Section 7.01(e), the Company shall provide Parent with three days prior written notice (which notice shall specifically disclose the material terms and conditions thereof, unless the Company's Board of Directors determines in good faith, after consultation with its outside counsel and financial advisors, that to provide such specific notice would breach its fiduciary duties to the Company's stockholders under applicable law).

                 SECTION 5.02. Letter of the Company's Accountants. The Company shall use reasonable efforts to cause to be delivered to the Company and Parent a letter of Arthur Andersen LLP, the Company's independent public accountants, dated a date within two business days before the date on which the Form F-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

                 SECTION 5.03. Letter of Parent's Accountants. Parent shall use reasonable efforts to cause to be delivered to the Company a letter of Deloitte & Touche, Parent's independent public accountants, dated a date within two business days before the date on which the Form F-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form F-4.

                 SECTION 5.04. Access to Information; Confidentiality. (a) Each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, directors, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Canadian or United States Federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Such information shall be held in confidence to the extent required by, and in accordance with, the provisions of the letters dated February 12, 1997, between the Company and Parent (the "Confidentiality Agreements").

                 (b) In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver to the other all non-public written material provided pursuant to this Section 5.04 and shall not retain any copies, extracts or other reproductions in whole or in part of such written material. In such event, all documents, memoranda, notes and other writings prepared by Parent or the Company based on the information in such material shall be destroyed (and Parent and the Company shall use their respective reasonable best efforts to cause their advisors and representatives to similarly destroy their documents, memoranda and notes), and such destruction (and reasonable best efforts) shall be certified in writing by an authorized officer supervising such destruction.

                 SECTION 5.05. Reasonable Efforts; Notification. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement; provided, however, that Parent shall not be obligated to take any action pursuant to the foregoing if the taking of such action or the obtaining of any waiver, consent, approval or exemption is reasonably likely to result in the imposition of a condition or restriction of the type referred to in clause
(ii), (iii) or (iv) of Section 6.02(f). In connection with and without limiting the foregoing, Parent, the Company and their respective Boards of Directors shall (i) take all action necessary so that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

                 (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it or contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                 SECTION 5.06. Rights Agreements; Consequences if Rights Triggered. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(s)) reasonably requested in writing by Parent in order to render the Company Rights inapplicable to the Merger and the other transactions contemplated by this Agreement. Except as provided in Section 3.01(s) or as reasonably requested in writing by Parent, prior to the Company's Stockholders' Meeting, the Board of Directors of the Company shall not (i) amend the Company Rights Agreement or (ii) take any action with respect to, or make any determination under, the Company Rights Agreement.

                 SECTION 5.07. Company Employee Stock Options and Restricted Stock Grants. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee administering the Company Employee Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

                 (i) adjust the terms of all outstanding Company Employee Stock Options granted under the Company Employee Stock Plans and the terms of the Company Employee Stock Plans, to provide that at the Effective Time of the Merger, each Company Employee Stock Option outstanding immediately prior to the Effective Time of the Merger shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Employee Stock Option, the same number of shares of

         Parent Common Stock as the holder of such Company Employee Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Employee Stock Option in full immediately prior to the Effective Time of the Merger, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Employee Stock option divided by (z) the number of shares of Parent Common Stock deemed purchasable pursuant to such Company Employee Stock Option; and

                 (ii) make such other changes to the Company Employee Stock Plans as it deems appropriate to give effect to the Merger (subject to the approval of Parent, which shall not be unreasonably withheld).

                 (b) As soon as practicable after the Effective Time of the Merger, Parent shall deliver to the holders of Company Employee Stock Options and Restricted Shares appropriate notices setting forth such holders' rights pursuant to the respective Company Employee Stock Plans and the agreements evidencing the grants of such Company Employee Stock Options and Restricted Shares shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.07 after giving effect to the Merger and subject to Sections 5.19 and 5.20 hereof). Subject to Sections 5.19 and
5.20 hereof, Parent shall comply with the terms of the Company Employee Stock Plans and ensure, to the extent required by, and subject to the provisions of, such Company Employee Stock Plans, that the Company Employee Stock Options which qualified as qualified stock options prior to the Effective Time of the Merger continue to qualify as qualified stock options after the Effective Time of the Merger.

                 (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Employee Stock Options assumed in accordance with this Section 5.07. As soon as reasonably practicable after the Effective Time of the Merger, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Parent Common Stock subject to such Company Employee Stock Options and shall use reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Employee Stock Options remain outstanding.

                 SECTION 5.08. Indemnification. (a) Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation to honor, and will itself honor, all the Company's obligations to indemnify (including any obligations to advance funds for expenses) each current or former director, officer, employee or agent of the Company or the Company Subsidiaries (each, together with such person's heirs, executors or administrators, an "Indemnified Party" and collectively, the "Indemnified Parties") for acts or omissions by such Indemnified Parties occurring prior to the Effective Time of the Merger to the extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company's Amended and Restated Certificate of Incorporation, Corrected By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of such Amended and Restated Certificate of Incorporation, Corrected By-laws and individual indemnity agreements from the Effective Time of the Merger until the expiration of the applicable statute of limitations with respect to any claims against such Indemnified Parties arising out of such acts or omissions. Any amendment, repeal or other modification to the Amended and Restated Certificate of Incorporation or Corrected Bylaws of the Company shall not affect the obligations of Parent hereunder and shall not adversely affect the rights thereunder of Indemnified Parties, unless such modification is required by law.

                 (b) For a period of five years after the Effective Time of the Merger, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time of the Merger; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid as of the date hereof by the Company for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $234,000.

                 SECTION 5.09.  Fees and Expenses.  Except as provided in
Section 7.02, all fees and expenses, including any transfer taxes or fees payable to any broker, investment banker or financial advisor, incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that expenses incurred in connection with the filing fees (including SEC filing fees) associated with the Form F-4 and Proxy Statement and the printing and mailing the Proxy Statement and the Form S-4 shall be shared equally by Parent and the Company.

                 SECTION 5.10. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

                 SECTION 5.11. Tax Treatment. Each of Parent and the Company shall use its reasonable best efforts to (i) not take any action and (ii) not fail to take any action either before or after the Effective Time of the Merger which action or failure to act would prevent, or would be likely to prevent, the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code, and shall use reasonable efforts to obtain the opinions of counsel referred to in Sections 6.02(d) and 6.03(c) of this Agreement.

                 SECTION 5.12. Affiliates. (a) Prior to the Closing Date, the Company shall use its reasonable efforts to deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company (including all directors of the Company) for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit A.

                 (b) Prior to the Closing Date, if pooling of interests is sought as contemplated by Section 5.18 of this Agreement, Parent shall use its reasonable efforts to deliver to the Company a letter identifying all persons who are, at the time of the Parent's Stockholders' Meeting, "affiliates" of Parent. Parent shall use reasonable efforts to cause each such person to deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached hereto as Exhibit B.

                 SECTION 5.13. Gain Recognition Agreements. Immediately prior to the Closing Date, the Company shall deliver to Parent a schedule identifying all persons who will be, at the Effective Time of the Merger, "five-percent transferee shareholders" (as defined in Treasury Regulation
Section 1.367(a)-3(c)(5)(ii)). The Company shall use reasonable best efforts to obtain from each such person a gain recognition agreement pursuant to Treasury Regulation Section 1.367(a)-3T(g).

                 SECTION 5.14. Company Shareholder Tax Representation. Immediately prior to the Closing Date, the Company shall deliver to Parent a schedule identifying all persons who are five-percent shareholders of the Company. The Company shall use reasonable best efforts to obtain from such persons representations which counsel may reasonably require in connection with their opinions under Sections 6.02(d) and 6.03(c) of this Agreement.

                 SECTION 5.15. Certificates of Officers. Immediately prior to the Closing Date, the Company, Sub and

Parent shall deliver to Parent and the Company, as appropriate, certificates of officers and directors of Parent, Sub and the Company, as appropriate, which counsel may reasonably require in connection with their opinions under Sections 6.02(d) and 6.03(c) of this Agreement.

                 SECTION 5.16. Stock Exchange Listing. Parent shall use its reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and pursuant to the Company Employee Stock Plans to be approved for listing on the NYSE, the TSE and the MSE, subject to official notice of issuance, prior to the Closing Date.

                 SECTION 5.17. Execution of Supplementary Indenture. Upon the consummation of the Merger, the Company shall use its reasonable efforts to enter into a supplementary indenture with the trustee (the "Trustee") for the holders of the Convertible Debentures in accordance with Section 14.06 of the Indenture, dated as of June 1, 1989, between the Company and the Texas Commerce Trust Company of New York, as Trustee.

                 SECTION 5.18. Pooling Treatment. Although consummation of the transactions described in this Agreement is not conditioned upon the Merger qualifying under U.S. generally accepted accounting principles as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board ("APB 16"), each of Parent, Sub and the Company will use reasonable efforts to obtain pooling treatment for the Merger and to obtain a letter from their respective independent accounting firms dated as of the Closing Date stating that the Merger will qualify under U.S. generally accepted accounting principles as a pooling of interests transaction under APB 16, provided nothing herein shall be construed as requiring the Company or any of its employees to alter the treatment being afforded to it or them pursuant to this Agreement.

                 SECTION 5.19. Restricted Shares and Stock Options. Immediately prior to the Effective Time of the Merger and subject to the last sentence of this Section 5.19, all restrictions relating to outstanding shares of Company Common Stock, including shares which have been granted pursuant to the Company plans listed in Section 5.19 of the Company Disclosure Letter (collectively the "Company Restricted Shares"), shall lapse, and all condi-tions to the holders' receipt of such shares free of any such restrictions shall be deemed satisfied. At the Effective Time of the Merger, each of the outstanding Company Restricted Shares shall be converted into shares of Parent Common Stock pursuant to Section 2.01(c) hereof. Immediately prior to the Effective Time of the Merger and subject to the last sentence of this Section 5.19, all outstanding stock options for Company Common Stock which have been granted pursuant to the Company Employee Stock Plans (the "Company Stock Options") (including the replacement Options of Parent) will continue to be governed by their terms and the terms of the relevant Company Employee Stock Plans, as amended as disclosed in Section 3.01(i) of the Company Disclosure Letter, to provide certain accelerations upon terminations following the Effective Time of the Merger. Notwithstanding the foregoing, this Section 5.19 shall not cause any lapsing of restrictions, vesting or accelerated exercisability with respect to Company Restricted Shares or Company Stock Options held by the seven individuals listed in Section 5.19 of the Company Disclosure Letter (for whom other arrangements may be made by individual agreement).

                 SECTION 5.20. Executive Severance Agreements. Prior to the Effective Time, the Company and each individual listed on Section 5.19 of the Company Disclosure Letter shall execute an Amendment and Restatement of Executive Severance Agreement substantially in the form attached to the Company Disclosure Letter and Parent agrees to implement each such Amendment and Restatement of Executive Severance Agreement in accordance with its terms.

                 SECTION 5.21. Certain Incentive Arrangements. As of the Effective Time, Parent agrees to implement those incentive arrangements as set forth in Section 5.21 of the Company Disclosure Letter.

                 SECTION 5.22. Allquest Enterprises. Parent intends to consolidate the Company's PUMC subsidiary and Allquest Enterprises, Inc. under its Industrial Services Division and, depending upon a number of factors, including business and market conditions, capital markets considerations, the judgment of Parent's and the Division senior management and Parent's long term business and strategic objectives, also intends to consider a public offering of at least a portion of the equity of the entity resulting from such consolidation (assuming such entity is in fact created), it being understood that no firm plans have been proposed or agreed to and, in any case, Parent would only take such future actions with respect to such entity as it determines are in the best interests of Parent and its shareholders. If Parent were to propose any such public offering, Parent would also expect to adopt benefit plans or programs which would provide the management of such entity with the opportunity to share in an ownership interest in such entity.

                 SECTION 5.23. Employee Benefit Plans. Parent intends that for a period of not less than one year following the Closing, Parent will maintain or cause the Surviving Corporation to maintain employee benefit plans which provide benefits that are comparable in the aggregate to the benefits (other than the Supplemental Executive Retirement Plan and the Company Employee Stock Plans) available to employees of the Company immediately prior to Closing. The Company shall activate a severance plan for employees of the Surviving Corporation on substantially the terms set forth on Schedule 3.01(j)(3)(ii) attached to the Company Disclosure Letter and subject to Parent's approval, which shall not be unreasonably withheld.

                 SECTION 5.24. SERP Termination. The Company agrees that, prior to the Effective Time of the Merger, the Company will terminate its Supplemental Executive Retirement Plan (the "SERP") and will obtain any consents required by the SERP for such termination. Parent agrees that a retirement benefit comparable to the benefits currently provided for under the SERP will be provided to Mr. R. L. Nelson, Jr. In addition, Parent agrees to establish a replacement supplemental executive retirement plan generally in accordance with the terms set forth in Section 5.24 of the Company Disclosure Letter.

                 SECTION 5.25. Parent Options. It is intended that a transition team which includes executives of Parent and the Company shall be established to assist with the business integration of the Company with Parent. Among other responsibilities, it is expected that the transition team shall review compensation matters relating to the Company and in that connection is expected to make recommendations to the Board of Directors of Parent





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
in respect of options to purchase Parent Common Stock to be granted to employees of the Company following the Merger.


                                   ARTICLE VI

                              Conditions Precedent

                 SECTION 6.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                 (a) Company Stockholder Approval and Parent Stockholder Approval. The Company shall have obtained the Company Stockholder Approval and Parent shall have obtained the Parent Stockholder Approval.

                 (b) Stock Exchange Listings. The shares of Parent Company Stock issuable to the Company's stockholders in the Merger and employees pursuant to this Agreement shall have been approved for listing on the NYSE, the TSE and the MSE, subject to official notice of issuance.

                 (c) Antitrust. The waiting periods (and any extensions thereof) applicable to the transactions contemplated by this Agreement under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings required under the Competition Act (Canada) shall have been obtained or made, as applicable.

                 (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that subject to the proviso in Section 5.05(a) each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

                 (e) Form F-4. The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order instituted by the SEC or any Canadian or state regulatory authorities, and Parent shall have received all Canadian, state or province securities or "blue sky" authorizations necessary to issue the Parent Common Stock pursuant to this Agreement.

                 (f) Material Consents and Approvals. The Company, Parent, each Company Subsidiary and each Parent Subsidiary shall have obtained or made, as appropriate, such material consents, approvals, orders, authorizations, registrations, declarations, permits or filings in connection with this Agreement and the transactions contemplated by this Agreement for the conduct of their businesses as currently conducted or as expected to be conducted.

                 SECTION 6.02. Conditions to Obligations of Parent, Taro and Sub. The obligations of Parent, Taro and Sub to effect the Merger are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                 (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                 (c) Officers' and Directors' Certificates. Parent shall have received executed copies of the certificates of officers and directors of the Company, Parent and Sub that may reasonably be required by counsel in connection with the tax opinions referred to in Section 6.02(d) and 6.03(c) of this Agreement.

                 (d) Tax Opinion. Parent shall have received an opinion dated the Closing Date from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent and Sub, in form and substance reasonably satisfactory to Parent, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, the Company, Sub and others.

                 (e) Absence of Company Material Adverse Effect. There shall not have occurred since the date of this Agreement any event, change, effect or development which, individually or in the aggregate, has had or is reasonably likely to have, a Company Material Adverse Effect.

                 (f) No Litigation. There shall not be pending any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent, Taro or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary of any material portion of the business or assets of the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary or to compel the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary to dispose of or hold separate any material portion of the business or assets of the Company, any Company Significant Subsidiary, Parent or any Parent Significant Subsidiary, as a result of the Merger or any of the other transactions contemplated by this Agreement, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, including the right to vote such capital stock on all matters properly presented to the stockholders of the Surviving Corporation,
(iv) seeking to prohibit Parent or any Parent Subsidiary from effectively controlling in any material respect the business or operations of the Company or the Company Significant Subsidiaries or (v) which otherwise is reasonably likely to have a Company Material Adverse Effect or a Parent Material Adverse Effect.

                 (g) Certain Employee Agreements. The Company and each of the individuals listed on Section 5.19 of the Company Disclosure Letter shall have executed the revised agreements contemplated by Section 5.20 hereof.

                 SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

                 (a) Representations and Warranties. The representations and warranties of Parent, Taro and Sub set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent, Taro and Sub set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date (in which case as of such date), and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                 (b) Performance of Obligations of Parent and Sub. Parent, Taro and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                 (c) Tax Opinion. The Company shall have received an opinion dated the Closing Date from Andrews & Kurth L.L.P., counsel to the Company, in form and substance reasonably satisfactory to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing on the Closing Date, the Merger will be treated for United States Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Andrews & Kurth L.L.P., may require and rely upon (and may incorporate by reference) representations and covenants, including those contained in certificates of officers of Parent, the Company, Sub and others necessary to give such opinion and to provide assurance to stockholders of the Company that they will not recognize gain in the Merger, except to the extent cash is received in exchange for fractional shares.

                 (d) Absence of Parent Material Adverse Effect. There shall not have occurred since the date of this Agreement any event, change, effect or development which, individually or in the aggregate, has had or is reasonably likely to have, a Parent Material Adverse Effect.


                                  ARTICLE VII

                       Termination, Amendment and Waiver

                 SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after the Company Stockholder Approval or the Parent Stockholder Approval (if required):

                 (a) by mutual written consent of Parent, Taro or Sub and the Company;

                 (b)  by either Parent or the Company:

                 (i) if, at a duly held stockholders meeting of the Company or any adjournment thereof at which the





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
         Company Stockholder Approval is voted upon, the Company Stockholder Approval shall not have been obtained;

             (ii) if, at a duly held stockholders meeting of Parent or any adjournment thereof at which the Parent Stockholder Approval is voted upon, the Parent Stockholder Approval shall not have been obtained;

            (iii) if the Merger shall not have been consummated on or before December 31, 1997 (the "Outside Date"), unless the failure to consummate the Merger is the result of a wilful, Material Breach (as defined in Section 7.02(f)) of this Agreement by the party seeking to terminate this Agreement;

             (iv) if any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or

              (v) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 6.02(a) or 6.02(b) or Section 6.03(a) or 6.03(b), as applicable, and (B) has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) above);

              (c) by either Parent or the Company in the event that any condition to the obligation of such party to effect the Merger set forth in
Section 6.02 (in the case of Parent) or Section 6.03 (in the case of the Company) is not capable of being satisfied prior to the Outside Date;

              (d) by Parent, if the Company's Board of Directors shall have (i) failed to recommend to the





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
Company's stockholders that they give the Company Stockholder Approval or (ii) withdrawn or modified in a manner adverse to Parent its recommendation to the Company's stockholders that they give the Company Stockholder Approval; or

              (e) by the Company, if the Board of Directors of the Company shall have approved, and the Company, concurrently with such termination, shall enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Company Superior Proposal; provided, however, that (i) such Company Superior Proposal was not solicited by the Company and did not otherwise result from a breach of Section 4.02(a), (ii) the Board of Directors of the Company shall have complied with Section 5.01(e) in connection with such Company Superior Proposal and (iii) no termination pursuant to this
Section 7.01(e) shall be effective unless the Company shall simultaneously make the payment required by Section 7.02(a).

              SECTION 7.02. Effect of Termination and Other Events. (a) In the event that (i) any person shall make a bona fide Company Takeover Proposal that is a legitimate alternative transaction to the Merger and that shall not have been withdrawn on the date of the Company's Stockholders' Meeting, and thereafter this Agreement is terminated pursuant to Section 7.01(b)(i), or (ii) this Agreement is terminated by the Company pursuant to
Section 7.01(e), then the Company shall pay to Parent a fee of $13,000,000, which amount shall be payable by wire transfer of same day funds, on the date of termination of this Agreement.

              (b) In the event that (i) the Company's Board of Directors shall have withdrawn or modified in a manner adverse to Parent its recommendation to the Company's stockholders that they give the Company Stockholder Approval, (ii) the Company Stockholder Approval shall not have been obtained at a duly held stockholders meeting and (iii) there shall not have been pending a bona fide Company Takeover Proposal which is a legitimate alternative transaction to the Merger at the time of the Company's Stockholders Meeting, and thereafter this Agreement is terminated pursuant to Section 7.01(b)(i), then the Company shall upon written demand by Parent pay to Parent a fee of $6,000,000, which amount shall prompt-





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ly be payable by wire transfer of same day funds within three business days following such demand.

                 (c) In the event that this Agreement is terminated by Parent pursuant to Section 7.01(d) prior to the Company's stockholders meeting and there shall not have then been pending a bona fide Company Takeover Proposal which is a legitimate alternative transaction to the Merger, then the Company shall pay to Parent a fee of $6,000,000, which amount shall promptly be payable by wire transfer of same day funds within three business days.

                 (d) In the event that this Agreement is terminated pursuant to Section 7.01(b)(iii) and within 12 months thereafter any person acquires 50% or more of the combined voting power of the shares of the Company Common Stock outstanding or all or substantially all of the assets of the Company, then the Company shall pay to Parent a fee of $13,000,000, which amount shall promptly be payable by wire transfer of same day funds.

                 (e) In the event of termination of this Agreement by either Parent or the Company pursuant to Section 7.01(b)(i), then (unless Sections 7.02(a) through (c) are applicable) the Company shall reimburse Parent for all its reasonable out-of-pocket expenses (up to $1,000,000) actually incurred in connection with this Agreement and the transactions contemplated hereby, which amount shall be payable by wire transfer of same day funds within three business days of written demand therefor, accompanied by a reasonably detailed statement of such expenses and appropriate supporting documentation.

                 (f) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Taro, Sub or the Company, other than the provisions of Sections 3.01(l) and 3.02(k), the second sentence of Section 5.04(a), Section 5.09, this Section 7.02 and Article VIII and except to the extent that such termination results from a wilful, Material Breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement which has not been cured prior to the time of such termination. For purposes of this Agreement, a





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
"Material Breach" shall mean a breach that is material by reference to (i) the breaching party and its subsidiaries, taken as a whole, (ii) the ability of the parties to consummate the Merger and the other transactions contemplated by this Agreement in the manner contemplated by this Agreement or (iii) the benefits expected to be received by the non-breaching party and its stockholders as a result of the consummation of the Merger and the other transactions contemplated by this Agreement.

                 (g) The Company acknowledges that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this 7.02 and, in order to obtain such payment, Parent commences a lawsuit which results in a judgment against the Company, the Company shall pay to Parent the amount of such judgment, together with interest at the prime rate of The Bank of New York then in effect. The party prevailing in any such lawsuit shall be entitled to reimbursement for its costs and expenses (including reasonable attorney's fees and expenses) in connection with such suit.

                 SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval or the Parent Stockholder Approval; provided, however, that after the Company Stockholder Approval or the Parent Stockholder Approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

                 SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time of the Merger, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument





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
in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                 SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to Section 7.04 shall, in order to be effective, require, in the case of Parent, Taro, Sub or the Company, action by its Board of Directors or, in the case of an extension or waiver pursuant to Section 7.04, the duly authorized designee of its Board of Directors.


                                  ARTICLE VIII

                               General Provisions

                 SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Merger. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

                 SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing (including by facsimile) and shall be deemed given upon receipt by the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)      if to Parent, Taro or Sub, to

                          Philip Environmental Inc.
                          100 King Street West
                          P.O. Box 2440, LCD1
                          Hamilton, Ontario, Canada L8N 4J6

                          Phone:  (905) 521-1600
                          Fax:    (905) 251-9160

                          Attention:  General Counsel





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
                          with a copy to:

                          Skadden, Arps, Slate, Meagher
                            & Flom LLP
                          919 Third Avenue
                          New York, New York 10022

                          Phone:  (212) 735-3380
                          Fax:    (212) 735-2000

                          Attention:  Jeffrey W. Tindell, Esq.

                 (b)      if to the Company, to

                          Allwaste, Inc.
                          5151 San Felipe
                          Suite 1600
                          Houston, Texas  77056

                          Phone:  (713) 625-7046
                          Fax:    (713) 625-7059

                          Attention:  General Counsel
                          with a copy to:

                          Andrews & Kurth, L.L.P.
                          4200 Texas Commerce Tower
                          Houston, Texas  77002

                          Phone:  (713) 220-4200
                          Fax:    (713) 220-4285

                          Attention:  Christopher S. Collins, Esq.

                 SECTION 8.03.  Definitions.  For purposes of this Agreement:

                 An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

                 A "person" means an individual, corporation, partnership, company, limited liability company, joint venture, association, trust, unincorporated organization or other entity.





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
                 A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                 SECTION 8.04. Interpretation. When a reference is made in this Agreement to a Section, Article or Exhibit, such reference shall be to a Section or Article of, or an Exhibit to, this Agreement unless otherwise indicated. In this Agreement, unless a contrary intention appears, (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                 SECTION 8.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                 SECTION 8.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.





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                 SECTION 8.07.  Entire Agreement; No Third-Party Beneficiaries.
This Agreement (including the documents referred to herein) (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Sections 5.07(c) and 5.08, are not intended to confer upon any person other than the parties any rights or remedies.

                 SECTION 8.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 SECTION 8.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned Parent Subsidiary, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. Parent shall cause Sub to perform its obligations hereunder.

                 SECTION 8.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not initiate any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.





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
                 IN WITNESS WHEREOF, Parent, Taro, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                        PHILIP ENVIRONMENTAL INC.


                                        by:    /s/ Allen Fracassi
                                               ---------------------------------
                                              Name:  Allen Fracassi
                                              Title: President and Chief
                                                     Executive Officer


                                        TARO AGGREGATES LTD.


                                        by:    /s/ Allen Fracassi
                                               ---------------------------------
                                               Name:  Allen Fracassi
                                               Title: President


                                        PHILIP/ATLAS MERGER CORP.


                                        by:    /s/ Allen Fracassi
                                               ---------------------------------
                                               Name:  Allen Fracassi
                                               Title: President


                                        ALLWASTE, INC.


                                        by:    /s/ Robert M. Chiste
                                               ---------------------------------
                                               Name:  Robert M. Chiste
                                               Title: President & CEO